UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1 to Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LOCAFY LIMITED

(Exact Name of Registrant as Specified in its Charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

246A Churchill Avenue Subiaco WA, Australia (Address of principal executive offices)	6008 (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, no par value Warrants, each warrant exercisable for one ordinary share	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-262442

Securities to be registered pursuant to Section 12(g) of the Act:

None

This Form 8-A/A (Amendment No. 1) is being filed to correct an inadvertent error contained in the Form 8-A filed by Locafy Limited (the “Registrant”) on March 24, 2022 (the “Original Form 8-A”). Specifically, the cover page and Item 2 of the Original Form 8-A incorrectly listed The Nasdaq Capital Market as the exchange on which the Registrant’s ordinary shares, no par value (the “ordinary shares”) and warrants (“warrants”), each exercisable for one ordinary share, are to be registered. The Registrant is seeking to have its ordinary shares and warrants registered on the Nasdaq Stock Market LLC. There are no other revisions or amendments to the Original Form 8-A other than conforming textual changes.

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description of its ordinary shares and warrants to be registered hereunder, under the heading “Description of Share Capital and Governing Documents” in the Registrant’s Registration Statement on Form F-1 (File No. 333-262442), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2022, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LOCAFY LIMITED

By:	/s/ Gavin Burnett
Name:	Gavin Burnett
Title:	Chief Executive Officer

Date: March 24, 2022